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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 23, 1998, except as to Note 13 which is dated March 18, 1998, appearing on page 27 of Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICEWATERHOUSECOOPERS LLP
San Jose, California
October 23, 1998




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